Exhibit 10.1

Execution Form

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of November 4, 2022, by and between Velodyne Lidar, Inc., a Delaware corporation (“Velodyne”), and the undersigned stockholder (the “Stockholder”) of Ouster, Inc., a Delaware corporation (“Ouster”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Ouster, Velodyne, Oban Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Ouster (“Merger Sub I”), and Oban Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Ouster (“Merger Sub II”).

RECITALS

WHEREAS, Ouster, Velodyne, Merger Sub I and Merger Sub II are entering into the Merger Agreement concurrently with the execution and delivery of this Agreement, which Merger Agreement sets forth the terms and conditions on which Merger Sub I will be merged with and into Velodyne (the “First Merger”), with Velodyne surviving the First Merger as a wholly owned Subsidiary of Ouster, and as soon as practicable following the First Merger, Velodyne (as the First Step Surviving Corporation following the First Merger) shall merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Merger”), with Merger Sub II surviving the Second Merger as a wholly owned subsidiary of Ouster.

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Ouster Common Stock and other securities convertible into, or exercisable or exchangeable for, shares of Ouster Common Stock, all as set forth on the signature page of this Agreement (collectively, the “Shares”).

WHEREAS, Velodyne has required, as an inducement to Velodyne entering into the Merger Agreement, that the Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING

1.1 Agreement to Vote. The Stockholder agrees that, from and after the date hereof and until the earlier to occur of (x) the receipt of the Ouster Stockholder Approval and (y) the termination of the Merger Agreement in accordance with its terms (the “Voting Covenant Expiration Date”), at the Ouster Stockholders Meeting or any other meeting of the stockholders of Ouster, however called, or in connection with any written consent of the stockholders of Ouster, in each case relating to any proposed action by the stockholders of Ouster with respect to the matters set forth in Section 1.1(b) below (each, a “Voting Event”), the Stockholder shall:

1

(a) appear at each such Voting Event or otherwise cause the Shares that are capable of being voted and any voting securities of Ouster acquired by the Stockholder after the date hereof and prior to the record date of such Voting Event (the “Voting Shares”) owned beneficially or of record by the Stockholder to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, the Voting Shares (i) in favor of approving (1) the Ouster Common Stock Issuance; (2) only if so elected by Ouster, an amendment to Ouster’s certificate of incorporation to authorize the Ouster Board of Directors to effect the Ouster Reverse Stock Split; and (3) the transactions contemplated by the Merger Agreement; (ii) in favor of any proposal to adjourn a meeting of the stockholders of Ouster to solicit additional proxies in favor of the adoption of the Merger Agreement; (iii) against any Competing Proposal or any other proposal in opposition to, or in competition with, the Merger and the transactions contemplated by the Merger Agreement; and (iv) against any other action, agreement or transaction that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone or discourage the Transactions or this Agreement or the performance by Ouster of its obligations under the Merger Agreement or by the Stockholder of its obligations under this Agreement.

In case of a stock dividend or distribution of voting securities of Ouster, or any change in the Ouster Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Voting Shares” shall be deemed to refer to and include the Voting Shares as well as all such stock dividends and distributions of voting securities of Ouster and any voting securities into which or for which any or all of the Voting Shares may be changed or exchanged.

1.2 Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of Ouster, and not in the Stockholder’s capacity as (a) a director, officer or employee of Ouster or any of its Subsidiaries, (b) an equity holder of Velodyne or (c) a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Ouster in the exercise of his or her fiduciary duties as a director or officer of Ouster or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Ouster or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary (including voting in favor of any Ouster Adverse Recommendation Change) and no such action or omission shall be deemed a breach of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Velodyne as follows:

(a) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes the valid and binding agreement of Velodyne, constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that (x) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Ownership. As of the date hereof, the number of shares of Ouster Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the Stockholder is reflected on the signature page to this Agreement. As of the date hereof, the Shares are the only shares of Ouster Common Stock held of record or beneficially owned by the Stockholder. Subject to the Transfers otherwise permitted by Section 3.1, the Stockholder has and will have at all times through the Voting Covenant Expiration Date sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I or Article III hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Voting Shares with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Shares are free and clear of any Liens and will be at all times prior to the Voting Covenant Expiration Date free and clear of any Liens, in each case, which would impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. The Stockholder further represents that any proxies heretofore given in respect of the Shares have been revoked.

(c) No Violation. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement will not, (i) contravene or conflict with the organizational or governing documents of the Stockholder, (ii) contravene or conflict with or constitute a violation by the Stockholder of any provision of any Law binding upon or applicable to the Stockholder or any of its properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease or agreement binding upon the Stockholder or any of its respective Subsidiaries or result in the creation of any Lien (other than Permitted Liens) upon any of the Voting Shares, except for any of the matters set forth in the foregoing clause (iii) as would not reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

2.2 Representations and Warranties of Velodyne. Velodyne hereby represents and warrants to the Stockholders as follows:

(a) Authorization; Validity of Agreement; Necessary Action. This Agreement has been duly and validly executed and delivered by Velodyne and, assuming this Agreement constitutes the valid and binding agreement of the Stockholder, constitutes the valid and binding agreement of Velodyne, enforceable against Velodyne in accordance with its terms, except that (x) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) No Violation. The execution and delivery of this Agreement by Velodyne does not, and the performance by Velodyne of its obligations under this Agreement will not, (i) contravene or conflict with the organizational or governing documents of Velodyne, (ii) contravene or conflict with or constitute a violation by Velodyne of any provision of any Law binding upon or applicable to Velodyne or any of its properties or assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease or agreement binding upon Velodyne or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of Velodyne, except for any of the matters set forth in the foregoing clause (iii) as would not reasonably be expected to impair the ability of Velodyne to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE III

COVENANTS

3.1 Pre-Closing Transfer Restrictions. The Stockholder agrees that, commencing on the date hereof and ending at the termination of this Agreement, not to sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of (collectively, a “Transfer”) or enter into any contract, option, put, call or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Shares, or any interest therein, provided, that notwithstanding the foregoing, the Stockholder may Transfer any Shares to any transferee or transferees (the “Transferred Shares”) if (A) the Stockholder retains direct or indirect sole voting control over such Transferred Shares that are Voting Shares through the term of this Agreement[,] [or] (B) as a condition to such transfer of Voting Shares, such transferee or transferees shall execute an agreement that contains the same substantive covenants regarding voting and transfer as are contained in this Agreement [or (C) such Transfer is pursuant to a Rule 10b5-1 plan in effect on the date of this Agreement, a summary of each of which is included on the Stockholder’s signature page hereto].

3.2 No Contravening Actions. The Stockholder further agrees not to take or agree or commit to take any action that would make any representation and warranty of the Stockholder contained in this Agreement inaccurate in any material respect. The Stockholder further agrees that they shall use their commercially reasonable efforts to cooperate with any reasonable requests of either Ouster or Velodyne to effect the Transactions.

3.3 No Solicitation. The Stockholder will immediately cease, and will cause its respective Representatives to immediately cease, any discussions or negotiations with any Person that may be ongoing with respect to any Competing Proposal or any proposal that would reasonably be expected to lead to a Competing Proposal. The Stockholder agrees that, from and after the date hereof and until the Voting Covenant Expiration Date, the Stockholder shall not, directly or indirectly, nor shall the Stockholder authorize or permit any of its respective Representatives to, directly or indirectly, (1) solicit, initiate or knowingly encourage or induce (including by way of furnishing information), or take any other action designed to facilitate, any inquiry or the making of any proposal which constitutes, or would be reasonably expected to lead to, a Competing Proposal or (2) engage in any discussions or negotiations regarding any Competing Proposal. The Stockholder acknowledges and agrees that, in the event any Representative of the Stockholder (acting in its capacity as such) takes any action that if taken by the Stockholder would be a breach of this Section 3.3, the taking of such action by such Representative will be deemed to constitute a breach of this Agreement (including this Section 3.3) by the Stockholder. Notwithstanding anything to the contrary in this Section 3.3, the Stockholder and its respective Representatives may engage in such activities at such times and to the extent that Ouster or any of its Representatives is permitted to engage in such activities pursuant to the terms of the Merger Agreement, but only if the Stockholder and its Representatives comply with the terms of the Merger Agreement as if it were Ouster or one of its Representatives.

ARTICLE IV

MISCELLANEOUS

4.1 Termination. This Agreement shall terminate upon the earliest to occur of (a) the Effective Time, (b) an Ouster Adverse Recommendation Change to the extent permitted by, and subject to the applicable terms and conditions of, Section 5.4(b) or Section 5.4(d) of the Merger Agreement and (c) the termination of the Merger Agreement in accordance with its terms; provided, however, that the provisions of this Article IV shall survive any termination of this Agreement and shall continue to be binding upon the parties hereto. Except as set forth in the proviso of the preceding sentence, in the event of such termination of this Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party; provided, however that nothing herein shall relieve any party from liability for any fraud, intentional misrepresentation or willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to the termination of this Agreement pursuant to clauses (b) or (c) of this Section 4.1.

4.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Velodyne any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares. All rights, ownership and economic benefits of and relating to the Voting Shares shall remain vested in and belong to the Stockholder, and Velodyne shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Ouster or exercise any power or authority to direct the Stockholder in the voting of any of the Voting Shares, except as otherwise provided herein.

4.3 Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows: (i) if to Velodyne, at the address set forth in Section 8.2 of the Merger Agreement (with a copy, which shall not constitute notice, to the party to receive a copy pursuant to Section 8.2 of the Merger Agreement at the address set forth therein), and (ii) if to the Stockholder, to the address set forth on the signature page hereto.

4.4 Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

4.5 Counterparts; Delivery by Facsimile or Email. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement, and any amendments hereto, waivers hereof or consents or notifications hereunder, to the extent signed and delivered by facsimile or by email with scan attachment, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute original forms thereof and deliver them to all other parties. No party shall raise the use of facsimile or email to deliver a signature or the fact that any signature or Contract was transmitted or communicated by facsimile or email with scan attachment as a defense to the formation of a legally binding contract, and each such party forever waives any such defense.

4.6 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder; provided, however, that Ouster shall be deemed to be a third-party beneficiary of the Stockholder’s obligations under Sections 1.1, 3.1 and 3.2 and shall be entitled to enforce the terms of this Agreement in respect thereto as if it were a party hereto.

4.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

4.8 Consent to Jurisdiction. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, in the event, but only in the event, that such court shall not have jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware, and any appellate court from any thereof (such courts, the “Chosen Courts”), in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such Chosen Courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Chosen Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Chosen Court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

4.9 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.9.

4.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent actual or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts (or those courts lack personal jurisdiction over the Stockholder for the purposes of granting such relief, in any court of the United States or any state or foreign jurisdiction having such jurisdiction), this being in addition to any other remedy to which they are entitled at Law or in equity. The parties waive, in connection with any action for specific performance or injunctive relief, the defense of adequacy of remedies at Law and any requirement under Law to post a bond or other security as a prerequisite to obtaining equitable relief.

4.11 Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

4.12 Severability. If any term or other provision (or part thereof) of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions (or part thereof) of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

4.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

VELODYNE LIDAR, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STOCKHOLDER

By:
Name:
Title:

Address:

Shares Beneficially Owned:

Ouster Common Stock:

Ouster Common Stock issuable upon the exercise of outstanding Ouster Stock Options and Ouster RSU Awards:

[Description of any applicable 10b5-1 Plan:

][1]

[1]	Note to Draft: To be omitted for each Stockholder that does not have a 105b-1 Plan.

[Signature Page to Voting Agreement]